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                                                                   EXHIBIT 10.69


                        SETTLEMENT AND RELEASE AGREEMENT

THIS SEVERANCE AND RELEASE AGREEMENT (the "AGREEMENT") is entered in to this 20th day of December, 2002 (the "Notice Date") by and between DALEEN TECHNOLOGIES, INC., a Delaware corporation ("Company") and James Daleen ("Team Member") relating to Team Member's termination of employment and separation from the company effective December 31, 2002, (the "Separation Date"). When used herein the term "Company" includes any or all current or former affiliated corporations, parent corporations, partnerships, divisions, and subsidiaries, and the officers, directors, shareholders, employees, agents, attorneys, successors and assigns of the Company.


SECTION 1. SEPARATION FROM EMPLOYMENT AND SEVERANCE PAYMENT.

         A. Team Member's termination as an employee of the Company will begin and be effective on the Separation Date. Team Member will be paid remaining standard gross wages less applicable taxes and withholdings in accordance with standard payroll practices through the Separation Date. Team Member will also be reimbursed for all legitimate business expenses incurred on Company's behalf that have been approved and are otherwise in accordance with the Company's written policies. Team Member acknowledges that he has no accrued and unused personal time as of the Separation Date.

         B. In exchange for the promises of the Team Member as set forth or otherwise described in this Agreement, the Company agrees to provide Team Member the severance as described below. This Section sets forth the entire and complete description of the severance to be paid to the Team Member by the Company. These payments are conditioned upon compliance with the post-termination obligations set forth in the Amended and Restated Employment Agreement between Company and Team Member ("Employment Agreement"), including without limitation Exhibits A and B thereto, and all other post-termination obligations to which Team Member is subject.

            i. Company will pay Team Member a lump sum payment of $328,900 (which is equal to twelve (12) months of Team Member's current base salary), to be paid on the Separation Date.

            ii. Company will pay Team Member a separation payment equal to
                $328,900, to be paid in equal installments on a monthly basis over a period of twenty-four (24) months, beginning on the first day of the thirteenth month following the Separation Date and ending on the first day of the thirty-sixth month following the Separation Date.

            iii. Company will pay the Cobra premiums for Team Member's health and dental benefit programs in accordance with the Team Member's current participation for a period of eighteen (18) months beginning on the Separation Date.

            iv. In the event of any Liquidity Event (as defined below), whether voluntary or involuntary, that occurs prior to the payment of all or part of the amounts payable pursuant to Section B(ii) hereof, the Company shall pay Team Member a lump sum payment equal to $657,800 less all amounts previously paid to Team Member pursuant to Section B(i)-(iii) hereof. Such lump sum payment shall be made no later than the date of the final distribution of assets on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, in connection with the Liquidity Event and, shall constitute full satisfaction of the Company's obligations under this Agreement. For purposes of this Agreement, a "Liquidity Event" shall mean any (i) liquidation, dissolution or winding up of the Company; (ii) a sale of all or substantially all of the assets and liabilities of the Company to a third party or (iii) a merger or consolidation of the Company with or into another entity pursuant to which (a) the capital stock of the Company outstanding immediately prior to the merger or consolidation is converted into or exchanged for securities of another entity or cash or property and (b) the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the combined voting stock of the surviving company (or the parent of the surviving company) in the merger or consolidation.
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            v.  If (i) a Liquidity Event occurs within five (5) years of the
                Separation Date, and (ii) upon the distribution of assets on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, in connection therewith, the Liquidity Event constitutes a Qualified Liquidity Event (as defined below), then the Company shall pay Team Member a lump sum payment equal to
                (i) $328,900, and (ii) any amounts remaining due pursuant to Sections B(i)-(iii), to be paid no later than the date of the final distribution of assets or other consideration to the stockholders of the Company. For purposes of this Agreement, a "Qualified Liquidity Event" shall mean a Liquidity Event that
                (i) results in a distribution on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, of assets valued at a minimum of $10 million, after payment or reservation of funds sufficient for payment of claims of all unsecured creditors and reservation of funds sufficient for payment of any amounts remaining due pursuant to Section B(i)-(iii) hereof or (ii) in the case of a merger or consolidation, results in consideration (including any cash, securities of another entity or property) to the holders of shares of capital stock of the Company valued at a minimum of $10 million. If some or all of such distribution or consideration is paid in property other than cash, the value of the portion of such distribution or consideration not paid in cash shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

            vi. If Team Member's death occurs at any time after the Separation
                Date, then the Company shall pay Team Member's estate all remaining amounts payable to Team Member under this Section, which payments shall be made at the time and in the manner set forth in this Section.

         C. Team Member acknowledges that the monies (described in this Agreement) represent all monies to which Team Member may now or may hereafter be entitled from the Company (except as set forth in this Section 1 D and E). This includes but is not limited to back-pay, severance pay, wages, overtime pay, commissions, bonuses, vacation pay, relocation fees, benefits, attorneys' fees and damages of any nature whatsoever. Team Member agrees that the above referenced amount paid to Team Member by Company represents the severance benefits as provided for in Team Member's Amended and Restated Employment Agreement (the "Employment Agreement").

         D. Company and Team Member acknowledge and agree that as of the date of this Agreement, Team Member is the Chairman of the Board of Directors of the Company that the Indemnification Agreement entered into between Company and Team Member shall remain in effect and that nothing contained in this Agreement shall be construed to amend or negate any rights or obligations of either party under either the Indemnification Agreement. The parties further agree that the releases contained herein shall not be effective as to the rights and obligations of the parties under the Indemnification Agreement.

         E. Company and Team Member acknowledge and agree that the Independent Consultant Agreement between Company and Team Member shall become effective January 1, 2003. The parties further agree that nothing contained in the Consultant Agreement or in this Agreement shall be construed to amend or negate any rights or obligations of either party under either the Consultant Agreement or this Agreement. The parties further agree that the releases contained herein shall not be effective as to the rights and obligations of the parties under the Consultant Agreement.

SECTION 2. COVENANTS OF TEAM MEMBER.

         A. Team Member (on his own behalf and on behalf of his heirs, personal representatives, and any other person who may be entitled to make a claim on his behalf) (except as set forth in Section 1 D and E) hereby agrees to remise, release, acquit, satisfy, and forever discharge Company, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, bills, contracts, controversies, agreements, promises, variances, claims and demands whatsoever, in law or in equity, which Team Member ever had, now has, or which any representative of Team Member, hereafter can, shall or may have, against Company, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the day of this Agreement. Team Member represents that Team Member does not currently have on file, and has

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             not made in any forum, any complaints, charges, or claims (whether civil, administrative, or criminal) against Company. Team Member agrees not to bring any charges, claims, or actions against Company in the future, except claims that Company has breached its obligations set forth in this Agreement (except as set forth in Section 1 D and E).

         B. The rights and claims which Team Member waives and releases in this Agreement include, to every extent allowed by law, those arising under the Team Member Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Vietnam Era Veteran's Readjustment Assistance Act of 1974, the Occupational Safety and Health Act, the Immigration reform and Control Act of 1986, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, the Older Worker's Benefit Protection Act, and the Florida Civil Rights Act. This is not a complete list, and Team Member waives and releases all similar rights and claims under all other federal, state and local discrimination provisions and all other statutory and common law causes of action, to the extent allowed by law, relating in any way to Team Member's employment or separation from employment with Company.

         C. Team Member agrees to the following Non-Solicitation and Confidentiality Provisions:

            i. Without limitation of any other agreement between Team Member and Company, Team Member shall not employ or engage or attempt to employ or engage the services of any Team Member of Company, either directly or through the agency of a third party for a period of one year after the date of this Agreement.

            ii. During the Severance Period, Team Member shall not directly or indirectly, as owner, director, employee or agent conduct or be related to any business in direct competition with any business of Company.

            iii. In addition to, and not in limitation of the other provisions hereof or of any other agreement between Team Member and Company, Team Member shall not at any time in any manner interfere with, or otherwise jeopardize the business of Company or do or permit to be done anything which may tend to take away or diminish the trade, business or good will of Company or give to any person the benefit or advantage of Company's methods of operation, advertising, publicity, training, business customers or accounts, or any other information relating or useful to Company's business. Team Member agrees to preserve as confidential or proprietary, technical and business information to include, but not limited to, the Company's past, present, and future business, developments, technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans and information, research and development plans and product roadmaps, personal information, personnel information, financial information, customer or business alliance partner lists, customer and business alliance leads, and/or marketing programs (the "Confidential Information").

            iv. The existence of any claim or cause of action by Team Member against Company predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

            v. Team Member acknowledges and confirms that the restrictions contained herein are fair and reasonable and not the result of overreaching, duress, or coercion of any kind.

         D. Team Member and Company agree that each will refrain from making any written or oral statement or taking any action, directly or through others, which either knows or reasonably should know to be disparaging or negative concerning the Company or its officers, directors, team members or agents or the Team Member.

         E. Team Member agrees that Team Member will be responsible for Team Member's own attorneys' fees incurred in connection with the negotiation, preparation and execution of this Agreement and that Team Member unconditionally releases and discharges Employer from any claim for such attorneys' fees incurred by Team Member or on Team Member's behalf.

         F. Team Member agrees and acknowledges that this Agreement does not constitute an admission by Employer of any violation of any federal, state, or local statue or regulation, or any violation of any of Team Member's rights or of any duty owed by Employer to Team Member.

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         G.  Team Member warrants that, except for information and materials retained for use under the Consultant Agreement and in his position as Chairman of the Board of Directors of the Company, Team Member has surrendered to the Company, in good condition, all material records (and copies thereof) pertaining to Company's business operations and related to any work performed for Company, all Company property, and any and all third party property, including all confidential and/or proprietary information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media. Included are any documents or media containing the names, addresses, and other information with regard to Confidential Information.

         H. It is recognized and acknowledged that a breach by the Team Member or the Company of any of the covenants in Section 2 of this Agreement will cause irreparable harm and damage to the other party, the monetary amount of which may be virtually impossible to ascertain. As a result, each recognizes and acknowledges that the other party shall be entitled to, in addition to any other remedies available to the other party, an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 2 of this Agreement by Team Member or Company and such right to an injunction shall be cumulative and in addition to whatever other remedies the Company or the Team Member (as the case may be) may possess.

         I. Team Member agrees and acknowledges that Team Member will be responsible for payment of any outstanding balance on Team Member's company-issued or company-guaranteed American Express account. Team Member agrees that Company will be entitled to deduct from Team Member's first payment an amount equal to the unpaid balance on the American Express account as of the Separation Date. If the amount of the outstanding balance on Team Member's American Express account exceeds the amount of Team Member's first payment, then Company will be entitled to deduct from Team Member's subsequent payments an amount equal to the remaining balance on the American Express account. Notwithstanding, Team Member acknowledges that Company is entitled to deduct from any of Team Member's payments an amount equal to any remaining balance on Team Member's company-issued or company-guaranteed American Express account.

SECTION 3. INFORMED, VOLUNTARY SIGNATURE.

              Company has informed Team Member that he may consult counsel before executing this Agreement. Team Member agrees that Team Member has had a full and fair opportunity to review this Agreement with counsel and signs it knowingly, voluntarily, and without duress or coercion. Further, in executing this Agreement, Team Member agrees that Team Member has not relied on any representation or statement not set forth in this Agreement.

SECTION 4. MISCELLANEOUS.

              This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida. Each of the parties submits to the jurisdiction of any state or federal court sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. In addition, the parties agree to waive any rights to a jury trial should any dispute arise under this Agreement or related in any way to Team Member's employment with Company. This Agreement represents the sole and entire agreement between the parties and supersedes any and all prior agreements (except as set forth in Section 1 D and E), negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered herein. If either party initiates proceedings for the other's breach of this Agreement, the prevailing party shall recover attorneys' fees and costs, including such fees and costs on any enforcement or appeal proceedings. If one or more paragraphs of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Agreement, which shall remain in full force and effect. This Agreement may be modified only in writing signed by both parties. Both parties agree that,

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              unless required by law or by a court of competent jurisdiction, this Agreement shall remain confidential and will not be used for any purpose other than enforcing its specific terms in any proceeding between the parties. If this document must be filed in any court proceeding, the person seeking to file it will do so only under seal, unless expressly prohibited by the court. This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Team Member and Company have agreed upon and executed this Agreement as of the date first set forth above.

TEAM MEMBER:                                DALEEN TECHNOLOGIES, INC.:

   /s/ James Daleen                         By:      /s/ Gordon Quick
--------------------------------------         --------------------------------
Signature of Team Member                    Title: President and Chief Executive
                                                   Officer

Date:  December 30, 2002                    Date:  December 30, 2002


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